Exhibit 99.1

Media Release
Peabody Reports Results For Quarter Ended March 31, 2024
Repurchased $80.4 million of Shares in the Quarter
Completed Strategic Wards Well Acquisition at Centurion
ST. LOUIS, May 2, 2024 – Peabody (NYSE: BTU) today reported net income attributable to common stockholders of $39.6 million, or $0.29 per diluted share, for the first quarter of 2024, compared to $268.5 million, or $1.68 per diluted share in the prior year quarter. Peabody had Adjusted EBITDA1 of $160.5 million in the first quarter of 2024 compared to $390.6 million in the prior year quarter.
"We are reaffirming our full year guidance as the previously announced production challenges in the first quarter are behind us," said Peabody President and Chief Executive Officer Jim Grech. "We continue to take steps to further weight our long-term cash flows to metallurgical coal, and the Wards Well acquisition extends the mine life of Centurion to 25+ years and substantially increases the expected long-term value from our premier hard coking coal growth project.”

Highlights
•Reported first quarter Adjusted EBITDA of $160.5 million and generated operating cash flow from continuing operations of $120.3 million
•Repurchased 3.2 million shares, or 3% of shares outstanding, for $80.4 million
•Acquired a large portion of the Wards Well coal deposit immediately adjacent to the company's Centurion Mine complex
•Centurion remains on track for development coal in the second quarter of 2024 and longwall production in the first quarter of 2026 with capital expenditures in line with previous guidance
•Shoal Creek continued to exceed production expectations
•Achieved a $105 million release of U.S. reclamation bonds
•Closed on a new $320 million revolving credit facility
•Declared a dividend on common stock of $0.075 per share on May 2, 2024
1 Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA margin is equal to segment Adjusted EBITDA divided by segment revenue. Revenue per Ton and Adjusted EBITDA Margin per Ton are equal to revenue by segment and Adjusted EBITDA by segment, respectively, divided by segment tons sold. Costs per Ton is equal to Revenue per Ton less Adjusted EBITDA Margin per Ton. Management believes Costs per Ton and Adjusted EBITDA Margin per Ton best reflect controllable costs and operating results at the reporting segment level. We consider all measures reported on a per ton basis, as well as Adjusted EBITDA margin, to be operating/statistical measures. Please refer to the tables and related notes in this press release for a reconciliation and definition of non-GAAP financial measures.

First Quarter Segment Performance

Seaborne Thermal
	Quarter Ended
	Mar.	Dec.	Mar.
	2024	2023	2023
Tons sold (in millions)	4.0	3.7	3.6
Export	2.5	2.6	2.1
Domestic	1.5	1.1	1.5
Revenue per Ton	$71.24	$76.22	$96.82
Export - Avg. Realized Price per Ton	99.56	97.20	148.34
Domestic - Avg. Realized Price per Ton	26.33	30.26	25.05
Costs per Ton	47.71	49.71	51.01
Adjusted EBITDA Margin per Ton	$23.53	$26.51	$45.81
Adjusted EBITDA (in millions)	$93.8	$99.8	$164.0
Peabody expected seaborne thermal volume of 3.9 million tons, including 2.5 million export tons, and costs of $48.00 to $53.00 per ton. First quarter shipments were higher than anticipated, while average realized prices and costs per ton were lower than expected due to higher production from Wilpinjong mostly offset by an extended longwall ramp-up at Wambo. The segment reported Adjusted EBITDA margins of 33 percent and Adjusted EBITDA of $93.8 million.

Seaborne Metallurgical
	Quarter Ended
	Mar.	Dec.	Mar.
	2024	2023	2023
Tons sold (in millions)	1.4	2.1	1.3
Revenue per Ton	$172.60	$186.74	$220.60
Costs per Ton	138.83	107.89	151.13
Adjusted EBITDA Margin per Ton	$33.77	$78.85	$69.47
Adjusted EBITDA (in millions)	$48.3	$166.2	$90.8
Peabody expected seaborne met volume of 1.4 million tons and costs of $130.00 to $140.00 per ton. First quarter shipments and costs per ton were in line with expectations and included the impacts of a longwall move at Metropolitan and unfavorable mine sequencing at the CMJV. Revenue per ton was impacted by lower HVA and PCI to HCC price relativities and mining of lower quality coal at the CMJV. The segment reported Adjusted EBITDA margins of 20 percent and Adjusted EBITDA of $48.3 million.

Powder River Basin
	Quarter Ended
	Mar.	Dec.	Mar.
	2024	2023	2023
Tons sold (in millions)	18.7	23.6	22.0
Revenue per Ton	$13.62	$13.58	$13.89
Costs per Ton	12.74	11.98	12.26
Adjusted EBITDA Margin per Ton	$0.88	$1.60	$1.63
Adjusted EBITDA (in millions)	$16.4	$37.6	$35.8
Peabody expected PRB volume of 21 million tons and costs of $11.75 to $12.50 per ton. First quarter volume and costs per ton were unfavorable to expectations as unseasonably warm winter weather and continued low natural gas prices led to lower customer shipments. The segment reported Adjusted EBITDA of $16.4 million.

Other U.S. Thermal
	Quarter Ended
	Mar.	Dec.	Mar.
	2024	2023	2023
Tons sold (in millions)	3.2	3.7	4.5
Revenue per Ton	$59.75	$57.00	$54.73
Costs per Ton	45.25	45.57	40.65
Adjusted EBITDA Margin per Ton	$14.50	$11.43	$14.08
Adjusted EBITDA (in millions)	$46.5	$42.3	$64.2
Peabody expected other U.S. thermal volume of 3.6 million tons and costs of $41.00 to $45.00 per ton. First quarter volume was less than anticipated as unseasonably warm winter weather and continued low natural gas prices led to lower customer shipments. Revenue per ton was higher than anticipated due to sales contract cancellation settlements, resulting in higher segment margins. The segment reported Adjusted EBITDA margins of 24 percent and Adjusted EBITDA of $46.5 million.

Shareholder Return Program
Since restarting the shareholder return program in 2023, the company has returned $470.7 million to shareholders through share repurchases of $430.4 million, or 13.4% of shares outstanding, and cumulative quarterly cash dividends of $40.3 million. First quarter 2024 results included $80.4 million of share repurchases and $9.7 million of cash dividends.
At March 31, Peabody had $569.6 million remaining under its existing $1.0 billion share repurchase program.
The company declared a $0.075 per share dividend on May 2, 2024.

	Quarter Ended	Year Ended
	Mar.	Dec.
	2024	2023
	(Dollars in millions)
Net Cash Provided by Operating Activities:	$119.0	$1,035.5
- Net Cash Used in Investing Activities	(75.2)	(342.6)
- Distributions to Noncontrolling Interest	(18.5)	(59.0)
+/- Changes to Restricted Cash and Collateral (1)	(29.7)	90.2
- Anticipated Expenditures or Other Requirements	—	—
Available Free Cash Flow (AFCF) (2)	$(4.4)	$724.1

(1) This amount is equal to the total change in Restricted Cash and Collateral on the balance sheet, excluding partially offsetting amounts included in operating cash flow consisting of an inflow of $151 million and an outflow of $200 million for the quarter ended March 31, 2024 and the year ended December 31, 2023, respectively, and the $660 million one-time funding related to the surety program during the year ended December 31, 2023.
(2) AFCF is a non-GAAP financial measure defined as operating cash flow minus investing cash flow and distributions to noncontrolling interests; plus/minus changes to restricted cash and collateral (excluding one-time effects of the 2023 surety agreement amendment) and other anticipated expenditures. Available Free Cash Flow is used by management as a measure of our ability to generate excess cash flow from our business operations. The Company’s policy is to return at least 65% of annual AFCF to shareholders.
Second Quarter 2024 Outlook
Seaborne Thermal
•Volumes are expected to be 4.1 million tons, including 2.7 million export tons. 0.4 million export tons are priced at $146 per ton, and 1.0 million tons of Newcastle product and 1.3 million tons of high ash product are unpriced.
•Costs are anticipated to be $45-$50 per ton.
Seaborne Metallurgical
•Volumes are expected to be 1.9 million tons and are expected to achieve 65 to 70 percent of the premium hard coking coal price index.
•Costs are anticipated to be $110-$120 per ton.
U.S. Thermal
•PRB volume is expected to be approximately 15.5 million tons at an average price of $13.80 per ton and costs of approximately $12.75-$13.75 per ton.
•Other U.S. Thermal volume is expected to be approximately 3.8 million tons at an average price of $54.80 per ton and costs of approximately $44-$48 per ton.
Today’s earnings call is scheduled for 10 a.m. CT and can be accessed via the company’s website at PeabodyEnergy.com.
Peabody (NYSE: BTU) is a leading coal producer, providing essential products for the production of affordable, reliable energy and steel. Our commitment to sustainability underpins everything we do and shapes our strategy for the future. For further information, visit PeabodyEnergy.com.
Contact:
Karla Kimrey
314.342.7890

Guidance Targets

Segment Performance
	2024 Full Year
	Total Volume (millions of short tons)	Priced Volume (millions of short tons)	Priced Volume Pricing per Short Ton	Average Cost per Short Ton
Seaborne Thermal	15 - 16	8.7	$52.75	$45.00 - $50.00
Seaborne Thermal (Export)	9 - 11	2.8	$106.35	NA
Seaborne Thermal (Domestic)	5.8	5.9	$26.70	NA
Seaborne Metallurgical	7.5 - 8.5	1.4	$172.60	$110.00 - $120.00
PRB U.S. Thermal	80 - 87	85	$13.70	$11.75 - $12.50
Other U.S. Thermal	14.5 - 15.5	15.2	$54.20	$41.00 - $45.00

Other Annual Financial Metrics ($ in millions)
	2024 Full Year
SG&A	$90
Total Capital Expenditures	$375
Major Project Capital Expenditures	$235
Sustaining Capital Expenditures	$140
Wards Well Acquisition	$134
ARO Cash Spend	$50

Supplemental Information

Seaborne Thermal	~50% of unpriced export volumes are expected to price on average at Globalcoal “NEWC” levels and ~50% are expected to have a higher ash content and price at 80-95% of API 5 price levels.
Seaborne Metallurgical	On average, Peabody's metallurgical sales are anticipated to price at 65-70% of the premium hard-coking coal index price (FOB Australia).
PRB and Other U.S. Thermal	PRB and Other U.S. Thermal volumes reflect volumes priced at March 31, 2024. Weighted average quality for the PRB segment 2024 volume is approximately 8670 BTU.
Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.

Condensed Consolidated Statements of Operations (Unaudited)
For the Quarters Ended Mar. 31, 2024, Dec. 31, 2023 and Mar. 31, 2023

(In Millions, Except Per Share Data)
	Quarter Ended
	Mar.	Dec.	Mar.
	2024	2023	2023

Tons Sold	27.4	33.2	31.5

Revenue	$983.6	$1,235.0	$1,364.0
Operating Costs and Expenses (1)	814.2	872.8	846.6
Depreciation, Depletion and Amortization	79.8	82.2	76.3
Asset Retirement Obligation Expenses	12.9	4.2	15.4
Selling and Administrative Expenses	22.0	24.7	22.8
Restructuring Charges	0.1	0.3	0.1
Other Operating (Income) Loss:
Net Gain on Disposals	(2.1)	(6.5)	(1.9)
Asset Impairment	—	—	2.0
Provision for NARM Loss	1.8	3.9	—
Loss (Income) from Equity Affiliates	3.7	2.8	(1.8)
Operating Profit	51.2	250.6	404.5
Interest Expense	14.7	14.3	18.4
Net Loss on Early Debt Extinguishment	—	—	6.8
Interest Income	(19.2)	(20.3)	(13.1)
Net Periodic Benefit Credit, Excluding Service Cost	(10.1)	(12.2)	(9.7)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	—	(0.3)	—
Income from Continuing Operations Before Income Taxes	65.8	269.1	402.1
Income Tax Provision	20.1	70.1	118.0
Income from Continuing Operations, Net of Income Taxes	45.7	199.0	284.1
Loss from Discontinued Operations, Net of Income Taxes	(0.7)	(0.3)	(1.3)
Net Income	45.0	198.7	282.8
Less: Net Income Attributable to Noncontrolling Interests	5.4	6.7	14.3
Net Income Attributable to Common Stockholders	$39.6	$192.0	$268.5

Adjusted EBITDA (2)	$160.5	$345.1	$390.6

Diluted EPS - Income from Continuing Operations (3)(4)	$0.30	$1.33	$1.69

Diluted EPS - Net Income Attributable to Common Stockholders (3)	$0.29	$1.33	$1.68

(1)	Excludes items shown separately.
(2)	Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(3)	Weighted average diluted shares outstanding were 144.9 million, 147.2 million and 161.4 million during the quarters ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.
(4)	Reflects income from continuing operations, net of income taxes less net income attributable to noncontrolling interests.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Balance Sheets
As of Mar. 31, 2024 and Dec. 31, 2023

(Dollars In Millions)
	(Unaudited)
	Mar. 31, 2024	Dec. 31, 2023
Cash and Cash Equivalents	$855.7	$969.3
Accounts Receivable, Net	343.1	389.7
Inventories, Net	404.3	351.8
Other Current Assets	298.4	308.9
Total Current Assets	1,901.5	2,019.7
Property, Plant, Equipment and Mine Development, Net	2,830.2	2,844.1
Operating Lease Right-of-Use Assets	78.6	61.9
Restricted Cash and Collateral	836.0	957.6
Investments and Other Assets	82.1	78.8
Total Assets	$5,728.4	$5,962.1

Current Portion of Long-Term Debt	$14.4	$13.5
Accounts Payable and Accrued Expenses	790.6	965.5
Total Current Liabilities	805.0	979.0
Long-Term Debt, Less Current Portion	323.3	320.7
Deferred Income Taxes	37.2	28.6
Asset Retirement Obligations, Less Current Portion	649.0	648.6
Accrued Postretirement Benefit Costs	146.3	148.4
Operating Lease Liabilities, Less Current Portion	61.5	47.7
Other Noncurrent Liabilities	179.5	181.6
Total Liabilities	2,201.8	2,354.6

Common Stock	1.9	1.9
Additional Paid-in Capital	3,985.1	3,983.0
Treasury Stock	(1,824.8)	(1,740.2)
Retained Earnings	1,142.5	1,112.7
Accumulated Other Comprehensive Income	174.5	189.6
Peabody Energy Corporation Stockholders' Equity	3,479.2	3,547.0
Noncontrolling Interests	47.4	60.5
Total Stockholders' Equity	3,526.6	3,607.5
Total Liabilities and Stockholders' Equity	$5,728.4	$5,962.1

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Quarters Ended Mar. 31, 2024, Dec. 31, 2023 and Mar. 31, 2023

(Dollars In Millions)
	Quarter Ended
	Mar.	Dec.	Mar.
	2024	2023	2023
Cash Flows From Operating Activities
Net Cash Provided By Continuing Operations	$120.3	$283.6	$389.4
Net Cash Used in Discontinued Operations	(1.3)	(1.2)	(3.1)
Net Cash Provided By Operating Activities	119.0	282.4	386.3
Cash Flows From Investing Activities
Additions to Property, Plant, Equipment and Mine Development	(61.4)	(157.9)	(55.7)
Changes in Accrued Expenses Related to Capital Expenditures	(6.8)	8.0	(1.6)
Proceeds from Disposal of Assets, Net of Receivables	2.4	8.9	2.9
Contributions to Joint Ventures	(202.8)	(168.2)	(206.2)
Distributions from Joint Ventures	193.2	142.3	202.0
Advances to Related Parties	—	(0.4)	—
Other, Net	0.2	(0.7)	0.1
Net Cash Used In Investing Activities	(75.2)	(168.0)	(58.5)
Cash Flows From Financing Activities
Repayments of Long-Term Debt	(2.2)	(2.1)	(2.7)
Payment of Debt Issuance and Other Deferred Financing Costs	(10.8)	—	(0.3)
Common Stock Repurchases	(83.1)	(83.7)	—
Repurchase of Employee Common Stock Relinquished for Tax Withholding	(3.4)	—	(13.2)
Dividends Paid	(9.7)	(9.9)	—
Distributions to Noncontrolling Interests	(18.5)	(0.1)	(22.8)
Net Cash Used In Financing Activities	(127.7)	(95.8)	(39.0)
Net Change in Cash, Cash Equivalents and Restricted Cash	(83.9)	18.6	288.8
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,650.2	1,631.6	1,417.6
Cash, Cash Equivalents and Restricted Cash at End of Period	$1,566.3	$1,650.2	$1,706.4

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Reconciliation of Non-GAAP Financial Measures (Unaudited)
For the Quarters Ended Mar. 31, 2024, Dec. 31, 2023 and Mar. 31, 2023

(Dollars In Millions)

Note: Management believes that non-GAAP performance measures are used by investors to measure our operating performance. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Quarter Ended
	Mar.	Dec.	Mar.
	2024	2023	2023

Income from Continuing Operations, Net of Income Taxes	$45.7	$199.0	$284.1
Depreciation, Depletion and Amortization	79.8	82.2	76.3
Asset Retirement Obligation Expenses	12.9	4.2	15.4
Restructuring Charges	0.1	0.3	0.1
Asset Impairment	—	—	2.0
Provision for NARM Loss	1.8	3.9	—
Changes in Amortization of Basis Difference Related to Equity Affiliates	(0.4)	(0.4)	(0.3)
Interest Expense	14.7	14.3	18.4
Net Loss on Early Debt Extinguishment	—	—	6.8
Interest Income	(19.2)	(20.3)	(13.1)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	—	(0.3)	—
Unrealized Gains on Derivative Contracts Related to Forecasted Sales	—	—	(118.7)
Unrealized Losses (Gains) on Foreign Currency Option Contracts	5.7	(7.3)	2.2
Take-or-Pay Contract-Based Intangible Recognition	(0.7)	(0.6)	(0.6)
Income Tax Provision	20.1	70.1	118.0
Adjusted EBITDA (1)	$160.5	$345.1	$390.6

Operating Costs and Expenses	$814.2	$872.8	$846.6
Unrealized (Losses) Gains on Foreign Currency Option Contracts	(5.7)	7.3	(2.2)
Take-or-Pay Contract-Based Intangible Recognition	0.7	0.6	0.6
Net Periodic Benefit Credit, Excluding Service Cost	(10.1)	(12.2)	(9.7)
Total Reporting Segment Costs (2)	$799.1	$868.5	$835.3

(1)	Adjusted EBITDA is defined as income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance, as displayed in the reconciliation above. Adjusted EBITDA is used by management as the primary metric to measure each of our segment's operating performance and allocate resources.
(2)	Total Reporting Segment Costs is defined as operating costs and expenses adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance, as displayed in the reconciliation above. Total Reporting Segment Costs is used by management as a component of a metric to measure each of our segment's operating performance.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Supplemental Financial Data (Unaudited)
For the Quarters Ended Mar. 31, 2024, Dec. 31, 2023 and Mar. 31, 2023

	Quarter Ended
	Mar.	Dec.	Mar.
	2024	2023	2023

Revenue Summary (In Millions)
Seaborne Thermal	$283.9	$286.3	$346.5
Seaborne Metallurgical	247.0	394.0	288.4

Powder River Basin	254.1	320.1	305.3
Other U.S. Thermal	191.6	210.7	249.4
Total U.S. Thermal	445.7	530.8	554.7
Corporate and Other	7.0	23.9	174.4
Total	$983.6	$1,235.0	$1,364.0

Total Reporting Segment Costs Summary (In Millions) (1)
Seaborne Thermal	$190.1	$186.5	$182.5
Seaborne Metallurgical	198.7	227.8	197.6

Powder River Basin	237.7	282.5	269.5
Other U.S. Thermal	145.1	168.4	185.2
Total U.S. Thermal	382.8	450.9	454.7
Corporate and Other	27.5	3.3	0.5
Total	$799.1	$868.5	$835.3

Other Supplemental Financial Data (In Millions)
Adjusted EBITDA - Seaborne Thermal	$93.8	$99.8	$164.0
Adjusted EBITDA - Seaborne Metallurgical	48.3	166.2	90.8

Adjusted EBITDA - Powder River Basin	16.4	37.6	35.8
Adjusted EBITDA - Other U.S. Thermal	46.5	42.3	64.2
Adjusted EBITDA - Total U.S. Thermal	62.9	79.9	100.0
Middlemount	(0.8)	(0.5)	2.3
Resource Management Results (2)	4.4	9.6	2.3
Selling and Administrative Expenses	(22.0)	(24.7)	(22.8)
Other Operating Costs, Net (3)	(26.1)	14.8	54.0
Adjusted EBITDA (1)	$160.5	$345.1	$390.6

(1)	Total Reporting Segment Costs and Adjusted EBITDA are non-GAAP financial measures. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(2)	Includes gains (losses) on certain surplus coal reserve and surface land sales and property management costs and revenue.
(3)	Includes trading and brokerage activities, costs associated with post-mining activities, minimum charges on certain transportation-related contracts, costs associated with suspended operations including the Centurion Mine and revenue of $19.2 million related to the assignment of port and rail capacity during the quarter ended March 31, 2023.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's or the Board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the shareholder return framework, execution of the Company’s operating plans, market conditions for the Company’s products, reclamation obligations, financial outlook, potential acquisitions and strategic investments, and liquidity requirements. All forward-looking statements speak only as of the date they are made and reflect Peabody's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Peabody's control, that are described in Peabody's periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023 and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody's website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.